UNCOMMON GROUNDS, INC.

FINANCIAL STATEMENTS FOR THE

NINE-MONTH PERIOD ENDED JUNE 30, 2005

UNCOMMON GROUNDS, INC.
TABLE OF CONTENTS
FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2005

Page

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS 1

Balance Sheet 2

Income Statement 3

Statement of Retained Earnings 5

Statement of Cash Flow 6

Notes to the Financial Statements 7

MAZE & ASSOCIATES

ACCOUNTANCY CORPORATION
1931 San Miguel Drive - Suite 100
Walnut Creek, California 94596
(925) 930-0902 • FAX (925) 930-0135
E-Mail: maze@mazeassociates.com
Website: www.mazeassociates.com

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
and Shareholders of Uncommon Grounds, Inc.

We have audited the accompanying balance sheet of Uncommon Grounds, Inc. (a C Corporation) as of June 30, 2005 and the related statements of income and retained earnings and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uncommon Grounds, Inc. as of June 30, 2005 and the results of its operations and its cash flows for the nine-month period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring significant net losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The September 30, 2004 financial statements were compiled by other accountants and their report thereon, dated November 17, 2004, stated they did not audit or review those financials and, accordingly, express no opinion or other form of assurance on them.

Maze & Associates

August 11, 2005

A Professional Corporation

UNCOMMON GROUNDS, INC.
BALANCE SHEET
JUNE 30, 2005
WITH COMPARATIVE AMOUNTS AT SEPTEMBER 30, 2004 (UNAUDITED)

	June 30, 2005	September 30 2004
ASSETS		
Cash	$58,917	$83,551
Accounts receivable	44,491	57,380
Inventory (Note 1)	57,552	65,347
Total current assets	160,960	206,278
Property and equipment, net of accumulated depreciation of $214,434 and $207,345, respectively (Note 2)	17,739	22,139
Security deposit and prepaid rent	6,810	6,810
Other prepaid expenses	10,603	13,617
Total Assets	$196,112	$248,844
LIABILITIES AND STOCKHOLDERS' EQUITY		
Accounts payable	$44,625	$45,163
Payroll payable	16,302	
Pension plan payable (Note 3)	2,345	3,073
Line of credit (Note 4)	19,586	17,755
Current portion of note payable-shareholder (Note 5)	35,484	20,274
Total current liabilities	118,342	86,265
Note payable-shareholder (Note 5)	14,687	29,897
Total long-term liabilities	14,687	29,897
Total liabilities	133,029	116,162
Common stock (Note 1)	11,001	11,001
Retained earnings	52,082	121,681
Total stockholders' equity	63,083	132,682
Total liabilities and stockholders' equity	$196,112	$248,844

See accompanying notes to the financial statements

UNCOMMON GROUNDS, INC.
INCOME STATEMENT
FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2005
WITH COMPARATIVE AMOUNTS FOR THE YEAR ENDED SEPTEMBER 30, 2004 (UNAUDITED)

	June 30, 2005	September 30 2004
Sales		
Coffee	$548,217	$756,260
Allied products	155,377	208,197
Total Sales	703,594	964,457
Cost of Sales		
Coffee	183,616	232,527
Allied products	112,873	146,563
Total Cost of Sales	296,489	379,090
Gross Profit	407,105	585,367
Other Operating Income		
Delivery income	7,950	8,928
Sales tax income	2,792	4,414
Net Income from Operations	417,847	598,709
Operating Expenses		
Advertising	1,685	3,715
Auto expense	10,615	16,064
Bad debts	301	143
Collection expense	5,098	5,559
Commissions		2,323
Delivery expense	16,106	18,430
Depreciation	7,089	16,922
Employee benefits	26,098	32,865
Insurance	35,926	44,484
Interest expense	752	785
Legal and accounting	10,415	4,790
Licenses and permits	5,356	3,700
Meals and entertainment	1,142	748
Miscellaneous	532	772
Office supplies	3,444	4,776
Payroll	275,699	376,461

UNCOMMON GROUNDS, INC.
INCOME STATEMENT
FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2005
WITH COMPARATIVE AMOUNTS FOR THE YEAR ENDED SEPTEMBER 30, 2004 (UNAUDITED)

	June 30, 2005	September 30 2004
Payroll preparation fees	1,405	1,856
Payroll taxes	31,966	32,968
Pension expense	2,345	3,626
Postage	1,153	1,699
Property tax expense		1,188
Rent (Note 7)	33,432	53,269
Repairs and maintenance	2,554	3,149
Sales and promotion	1,529	3,768
Sales tax expense	2,880	4,315
Supplies	7,363	14,616
Telephone	7,405	9,246
Travel expense	2,823	2,239
Utilities	9,692	9,586
Total operating expenses	504,805	674,062
Operating income (loss)	(86,958)	(75,353)
Net (loss)-Café operations	(1,477)	
Other income	1,700	1,390
Sublet income		21,107
Gain on Café sale	17,936	
(Loss) before provision for income taxes	(68,799)	(52,856)
Income tax expense (Note 6)	800	800
Net Income (Loss)	($69,599)	($53,656)

See accompanying notes to the financial statements

UNCOMMON GROUNDS, INC.
STATEMENT OF RETAINED EARNINGS
FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2005
WITH COMPARATIVE AMOUNTS FOR THE YEAR ENDED SEPTEMBER 30, 2004
(UNAUDITED)

	June 30, 2005	September 30 2004
Retained earnings, beginning of period	$121,681	$167,872
Prior Period Income Tax Adjustment		7,465
Net (loss)	(69,599)	(53,656)
Retained earnings, end of period	$52,082	$121,681

See accompanying notes to the financial statements

UNCOMMON GROUNDS, INC.
STATEMENT OF CASH FLOW
FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2005
WITH COMPARATIVE AMOUNTS FOR THE YEAR ENDED SEPTEMBER 30, 2004
(UNAUDITED)

	June 30, 2005	September 30 2004
CASH FLOWS FROM OPERATING ACTIVITIES		
Net (loss)	($69,599)	($53,656)
Adjustments to reconcile net loss to cash provided (used) by operating activities:		
Adjustment to prior period income tax		$7,465
Depreciation and amortization	7,089	16,922
(Increase) decrease in:		
Accounts receivable	12,890	(4,579)
Inventories	7,795	35,127
Other prepaid expenses	3,013	(6,206)
Increase (decrease) in:		
Accounts and payroll payable	17,092	(7,565)
Pension plan payable	(556)	(310)
Income taxes payable		1,615
Deposits payable - tenants	(1,500)	(1,560)
NET CASH (USED) BY OPERATING ACTIVITIES	(23,776)	(12,747)
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchase of equipment	(2,688)	(9,163)
NET CASH (USED) BY INVESTING ACTIVITIES	(2,688)	(9,163)
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from Wells Fargo line of credit	6,762	27,617
Payment of Wells Fargo line of credit	(4,932)	(25,026)
Payment of loan from shareholder		(20,274)
NET CASH PROVIDED (USED) FINANCING ACTIVITIES	1,830	(17,683)
NET (DECREASE) IN CASH	(24,634)	(39,593)
CASH, BEGINNING OF PERIOD	83,551	123,144
CASH, END OF PERIOD	$58,917	$83,551

See accompanying notes to the financial statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company -- Established in Berkeley in 1984, Uncommon Grounds, Inc. (the Company) is a privately owned, specialized roasting company. It provides coffee and espresso, which are certified organic, fairly-traded and sustainable-produced. The company also sells tea, café supplies and equipment. The Company's customers range from cafes, markets, offices, restaurants, and homes around the country.

The Company's accounting policies conform with generally accepted accounting principles for the United States. The Company's chief accounting policies are as follows:

Cash - Cash includes cash in checking and in savings deposit accounts for purposes of measuring cash flows, since both are used to pay the Company's current liabilities.

Accounts Receivable - Accounts receivable are amounts owed to the company by customers at the balance sheet date.

Inventory – Inventories for raw materials, tea and accessory products are stated at the lower of cost or market value with cost determined using primarily the first-in, first-out (FIFO) method. Inventories for roasted coffee are stated at actual cost according to the price per pound of the current on hand green coffee inventory following FIFO.

A summary of inventories is as follows:

	June 30 2005	September 30 2004
Raw Materials	$28,558	$29,913
Finished Goods	28,994	35,434
Total Inventory	$57,552	$65,347

Raw materials consist primarily of green bean coffee. Finished goods include roasted coffee, tea and accessory products.

Property and Equipment - Property and equipment is stated at cost, while maintenance and repairs are charged to operations. Depreciation expense is calculated on the straight-line method over the respective assets' useful lives, which are as follows:

Equipment	5 years
Automotives	5 years
Leasehold Improvements	7 years

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates – The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassifications – Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the current-year financial statements.

Advertising – The Company expenses advertising costs as they are incurred. The Company does not incur any direct-response advertising, such as an annual catalog; therefore, no advertising costs are capitalized.

Stockholders' Equity – The stockholders' equity consists of retained earnings and common stock outstanding. There are 15,000 shares of no-par common stock authorized, issued and outstanding at June 30, 2005.

Revenue Recognition – Revenue is recognized when ownership of the product is transferred to the buyer, normally on delivery.

NOTE 2 – PROPERTY AND EQUIPMENT

A summary of property and equipment and the related depreciation expenses is as follows:

	September 30, 2004	Additions	June 30, 2005
Equipment	$177,625	$2,689	$180,314
Vehicle	38,377		38,377
Leasehold improvements	13,482		13,482
	229,484	$2,689	232,173
Less: accumulated depreciation	(207,345)	($7,089)	(214,434)
Net property and equipment	$22,139		$17,739

NOTE 3 – PENSION PLAN

The Company has a Simple IRA Plan that covers most of its employees with over two years of service. The Company provides matching funds up to 3% of an employee's gross income. The Company follows the policy of funding retirement plan contributions as accrued. The amount of pension cost recognized during the nine months ended June 30, 2005 and the year ended September 30, 2004 was $2,345 and $3,073, respectively.

NOTE 4 – SHORT TERM NOTE PAYABLE

The short-term note is payable to a bank under a $48,000 revolving line of credit. As of June 30, 2005, interest is payable monthly at 8.5%. The note is secured by all the assets of the Company as well as the personal guarantees of the shareholders.

NOTE 5 – RELATED PARTY PAYABLE

The Company has an unsecured 10% note payable to the principal stockholder. This note is due in monthly installments of $1,690 including interest through March 2007. The last payment made against this loan was in September 2004 and it therefore is in default.

NOTE 6 – INCOME TAXES

Other than the minimum amount payable to the State of California, no income taxes have been provided for the tax effects of transactions reported in the financial statements because the company incurred a loss from operations. Tax deferrals arising from current and prior year operating losses are summarized below, but the amount of any deferred tax asset has been fully reserved because the realization of any such asset is uncertain, as discussed below and in Note 8.

At June 30, 2005, the Company had accumulated net operating loss carry-forwards of approximately $141,116 for federal and $144,319 for California income tax purposes. These net operating loss carry-forwards may be used only to offset future taxable income of the Company. If unused, these net operating loss carry-forwards expire as follows:

Year of Expiration	Federal	California
2023	$31,331	$30,531
2024	40,186	44,989
2025	69,599	68,799
Total	$141,116	$144,319

Future utilization of these net operating loss carry-forwards is subject to other limitations, including change in stock ownership and lines of business.

NOTE 7 - COMMITMENTS

The Company occupies facilities in Berkeley, California, under the terms of a month-to-month lease contract with an unrelated party. The base rental lease payments are $3,405 per month plus related operating expenses.

Rent expense under this lease totaled $33,432 for the nine-month period ended June 30, 2005, and $53,269 for the year ended September 30, 2004.

NOTE 8 – GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $69,599 during the nine months ended June 30, 2005. Furthermore, for the fiscal years ended September 30, 2004 and 2003, the Company incurred net tax losses of $40,186 and $81,099, respectively. Those factors create an uncertainty about the Company's ability to continue as a going concern.

Management of the Company is developing a plan to sell the operations to an industry investor. The ability of the Company to continue as a going concern is dependent on the plan's success or on the Company's ability to become profitable, and there can be no assurance these events will actually occur. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.